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                                                                    Exhibit 16.1


                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS L.L.P.]


August 24, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by Clarify Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 23, 1999. We agree with the statements concerning our Firm in such Form 8-K.

                                       Very truly yours,

                                       /s/ PricewaterhouseCoopers L.L.P.
                                           ------------------------------
                                           PricewaterhouseCoopers L.L.P.